UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
________________________________

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6e(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12
EHEALTH, INC.
(Name of Registrant as Specified in its Charter)

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On April 29, 2021, eHealth, Inc. (NASDAQ: EHTH) (“eHealth” or the “Company”) held a webcast and conference call in connection with the Company’s announcement of its earnings for the first quarter of 2021. The following excerpts from the script for the webcast and conference call contain statements that may be deemed proxy soliciting materials:

“As we execute on our operational plans, we continue to engage constructively with our shareholders. Earlier in the first quarter, we announced an agreement with Hudson Executive Capital. As part of that, we added John Hass to our Board of Directors and will add another independent director in due course. John is already providing valuable perspectives to the Board. With these appointments, the Company will have added five new directors over the last three years.”

“We are also continuing to engage with another one of our shareholders, Starboard Value. We have held numerous and extensive discussions with them to better understand their views and are working to achieve a constructive resolution to these discussions. The eHealth Board is open-minded with respect to value creation opportunities and will continue to take the actions that it believes are in the best interest of eHealth and all of its shareholders..”

“First quarter non-GAAP Tech & Content and G&A expense combined grew 30% compared to a year ago. This was driven by continuing investment in our technology platform including recent upgrades to our call center tools, a smaller percent of our quarterly technology spend that was capitalized and, to a lesser extent, due to expenses related to our shareholder engagement ahead of our 2021 Annual Meeting.”

Forward-Looking Statements

This communication contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the Company’s engagement with shareholders, the appointment of additional directors to the Company’s board of directors, the benefits of adding new directors and the execution by the Company of its business strategies.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include those described in eHealth's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) and available on the investor relations page of eHealth's website at http://www.ehealthinsurance.com and on the SEC’s website at www.sec.gov.

All forward-looking statements in this communication are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Important Additional Information

The Company, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”). The Company intends to file a definitive proxy statement and a GREEN proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING GREEN PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2020 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at https://ir.ehealthinsurance.com or on the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as amended by Amendment No. 1 on Form 10-K/A, on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2021 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement and any amendments or supplements to the proxy statement, when they become available, and other documents filed by the Company with the SEC at no charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://ir.ehealthinsurance.com.